Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (including any Schedule or Rider, as amended, supplemented or otherwise modified, this “Agreement”) made as of April 26, 2010, by and between WindTamer Corporation, a corporation organized and existing under the laws of New York, with its principal place of business at 156 Court Street, Geneseo, New York 14454 (“Borrower”) and FIRST NIAGARA BANK, N.A., a national banking association with a banking office at 6950 South Transit Road, P.O. Box 514, Lockport, New York  14095-0514,  Attn:  Commercial Lending (together with its successors and assigns, “Lender”).

In consideration of the premises and of the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I.  Definitions

1.1 Definitions.  As used in this Agreement, unless otherwise specified, the following terms shall have the following respective meanings:

“Affiliate” - any Person who now or hereafter has Control of, or is now or hereafter under common Control with, Borrower or any Subsidiary or over whom or over which Borrower or any Subsidiary now or hereafter has Control.

“Collateral Documents” - collectively, all of the documents listed in Item 1 on the Schedule, and any and all other documents at any time executed and delivered in connection therewith or with this Agreement (other than the Notes), and any and all amendments, restatements, renewals or replacements thereof.

“Control” - (a) the power to vote at least 50% of the outstanding shares of any class of stock of a corporation or equity, membership or ownership interest in any partnership, limited partnership, limited liability company or other business entity or (b) the beneficial ownership of at least 50% of (i) the outstanding shares of any class of stock of a corporation or (ii) of any outstanding equity, membership or ownership interest in any other Person.

“GAAP” - generally accepted accounting principles in the United States of America in effect from time to time and consistently applied from period to period.

“Guarantor” or “Guarantors” - individually, each Person who guarantees payment of any Loan governed by this Agreement including, without limitation, each of the Persons listed in Item 2 of the Schedule, and collectively, all such Persons.

“Guaranty” or “Guaranties” - any guaranty agreement given by a Guarantor to Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

“Lender Affiliate” – any bank or non-bank subsidiary (other than Lender) of Lender or of First Niagara Financial Group, Inc.

“Loan” and collectively, “Loans” - as defined in Section 2.1 of this Agreement.

“Material Adverse Effect” - a material adverse effect on:  (a) the property, assets, financial condition, business or operations of an Obligor; (b) the ability of Borrower to perform any of its payment or other obligations under this Agreement, any Note, or any Collateral Document to which it is a party; (c) the legality, validity or enforceability of the obligations of Borrower under this Agreement, any Note, or any Collateral Document to which it is a party; or (d) the ability of Lender to exercise its rights and remedies with respect to, or otherwise realize upon, any of the collateral or any of the security for the obligations of Borrower to Lender or any Lender Affiliate under this Agreement, any Note, or any Collateral Document.

“Note” - as defined in Section 2.2 of this Agreement.

“Obligor” – any Borrower, Guarantor or any other Person providing collateral support for Borrower’s obligations hereunder.

“Person” - any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, government or political subdivision or other entity, body, organization or group.

“Schedule” – The Schedule attached to this Agreement and made a part hereof.

“Subsidiary” - any corporation of which at least 25% of the voting stock is owned by Borrower directly, or indirectly through one or more Subsidiaries.

                      “USA Patriot Act” - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2 Accounting Terms.  All accounting terms not otherwise defined herein shall have the meaning assigned to them in accordance with GAAP.

1.3 UCC Definitions.  Unless otherwise defined in this Agreement, capitalized words shall have the meanings set forth in the Uniform Commercial Code as in effect in the State of New York.

ARTICLE II.  The Financing

2.1 Loans.  Lender agrees, based on the terms and conditions and relying upon the representations and warranties set forth in this Agreement, to lend to Borrower, and Borrower agrees to borrow from Lender, one or more loans (each a “Loan” and collectively the “Loans”) to be more fully described in the Notes and payable according to the terms of the respective Notes.  As a condition to the making of any Loan, Borrower shall execute and deliver to Lender a Note evidencing the terms of repayment of such Loan.

2.2 The Notes.  Each Loan shall be evidenced in part by, and payable as provided in, a note of Borrower (each a “Note” and collectively the “Notes”).

2.3 Charge to Account. On the date that any principal of, or interest on, the Loan, or of any fees, expenses or charges payable under this Agreement are due, Borrower authorizes Lender to debit any deposit account of Borrower maintained with Lender on such due date in an amount equal to such unpaid principal, interest, fee, expense or charge, as applicable; provided that Lender shall be under no obligation to so debit any such deposit account.

2.4 Conditions Precedent. Lender shall not be obligated to advance any Loan if any Event of Default shall occur or be continuing.

ARTICLE III.  Affirmative Covenants

Borrower will:

3.1 Future Financial Statements. Furnish to Lender (a) Borrower’s financial statements prepared in accordance with GAAP, consistently applied, as and when indicated in Item 3 of the Schedule; and (b) such additional information, reports or statements as Lender may from time to time reasonably request regarding the financial and business affairs of Borrower and its Affiliates.

3.2 Taxes.  Promptly pay and discharge all of its taxes, assessments and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits.  Nothing herein shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted, and Borrower has established an adequate reserve for any such expense.

3.3 Insurance.  (a) Keep all its property so insurable insured at all times with responsible insurance carriers against fire, theft and other risks (including, if required, flood) in coverage, form and amount reasonably satisfactory to Lender and as is customary in the case of other Persons engaged in the same or similar business or having similar properties similarly situated; (b) promptly deliver to Lender certificates of insurance in form and content acceptable to Lender for any of those insurance policies required to be carried by Borrower pursuant hereto, which shall be in the name of Lender and its successors and/or assigns, with appropriate endorsements designating Lender as additional insured and mortgagee or loss payee, or both, as requested by Lender; and (c) cause each such insurance policy to require the insurer to provide Lender with at least thirty (30) days’ prior written notice of cancellation.  If Borrower fails to comply with this Section 3.3, Lender is authorized to obtain such insurance in the name of Borrower or Lender at the expense of Borrower.

3.4 Entity Standing.  Maintain its existing entity status in good standing, and maintain its existing rights and franchises, in its jurisdiction of formation and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

3.5 Guarantor Financial Reporting.  Cause each of the Guarantors to deliver to Lender the required information by the reporting date indicated in Item 4 of the Schedule.

3.6 Prohibited Person Compliance.  Borrower warrants, represents and covenants that neither Borrower nor any Guarantor nor any of their respective Affiliates is or will be a Person (a) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”), (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (c) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224, or (d) who is otherwise affiliated with any entity or Person listed above (any and all parties or Persons described in subparts [a] - [d] above are herein referred to as a “Prohibited Person”).  Borrower covenants and agrees that neither Borrower, nor any Guarantor nor any of their respective Affiliates will knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that (A) neither Borrower nor any Guarantor is a Prohibited Person and (B) neither Borrower nor any Guarantor has knowingly engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

3.7 Operating Accounts.  Maintain with Lender, as its primary financial institution, corporate deposit and operating accounts.

3.8 Other Acts.  Execute and deliver, or cause to be executed and delivered, to Lender all further documents and perform all other acts and things which Lender deems necessary or appropriate to protect or perfect any security interests in any property directly or indirectly securing payment of any indebtedness of Borrower to Lender.

ARTICLE IV.   Negative Covenants

Borrower, without the prior written consent of Lender, will not:

4.1 Borrowed Money; Guaranties.  Except as may be listed in Item 5 of the Schedule, create, incur, assume or suffer to exist any liability for borrowed money except to Lender.

4.2 Encumbrances.  Except for permitted encumbrances as listed in Item 5 of the Schedule, create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on any of its property or assets, whether now owned or hereafter owned or acquired.

4.3 Sale of Assets or Merger.  Convey, sell, transfer, lease, or sell and lease back, all or any substantial portion of its property, assets or business to any other Person, or merge or consolidate with or into any other Person or into any joint venture or partnership with any other Person.

4.4 Ownership Interests.  Purchase, redeem, acquire or retire any of Borrower’s ownership interests whether such interests are in the form of stock, partnership or limited partnership interests, limited liability company units or other ownership interests.

4.5 Investments and Loans.  Make or suffer to exist any investments in, or loans or advances to, any other Person except (a) advance payments or deposits against purchases made in the ordinary course of Borrower’s regular business; (b) direct obligations to the United States of America; (c) any existing investments in, or existing advances to, any Affiliate; and (d) temporary advances to employees to cover expenses incurred in the ordinary course of Borrower’s business.

4.6Distributions.  Pay or declare any dividends or distributions on any of its equity interests.

ARTICLE V.  Financial and Other Covenants

5.1 Financial and Other Covenants.  Borrower will comply with each of the applicable financial and other covenants set forth in Item 6 of the Schedule.

ARTICLE VI.  Default

6.1 Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default (individually, “Event of Default,” or, collectively, “Events of Default”):

(a) Nonpayment.  Nonpayment when due (pursuant to the terms of any Note or this Agreement) whether by acceleration or otherwise of principal of, interest on, or any fee or premium provided for hereunder or in any Note.

(b) Negative Covenants.  Default in the observance of any of the covenants or agreements of Borrower contained in Article IV or Article V of this Agreement.

(c) Other Covenants.  Default in the observance of any of the covenants or agreements of Borrower contained in this Agreement, other than in Article IV or Article V, or in any other agreement with Lender or any Lender Affiliate, which is not remedied within twenty (20) days after occurrence thereof.

(d) Voluntary Insolvency Proceedings.  If Borrower or any general partner of Borrower shall (i) file a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other similar relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (ii) consent to the filing of a petition in any bankruptcy, liquidation, reorganization or insolvency proceeding; (iii) make a general assignment for the benefit of creditors; (iv) consent to the appointment of a receiver, trustee or officer performing similar functions for Borrower or any of Borrower’s assets, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code; (v) make any, or send notice of any intended, bulk sale; or (vi) institute or execute a consent to any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, Borrower.

(e) Involuntary Insolvency Proceedings.  The appointment of a receiver, trustee, custodian or officer performing similar functions for Borrower or any of Borrower’s assets, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code; or the filing against Borrower of a request or petition for liquidation, reorganization, arrangement, or adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or the institution against Borrower of any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower, and the failure to have such appointment vacated or such petition or proceeding dismissed within 60 days after such appointment, filing or institution.

(f) Representations.  If any certificate, statement, representation, warranty or financial statement furnished by or on behalf of Borrower pursuant to or in connection with this Agreement or any Note (including, without limitation, representations and warranties contained herein) or as an inducement to Lender or any Lender Affiliate to enter into this Agreement or any Note or any other lending agreement with Borrower shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified, or to have omitted any material contingent or unliquidated liability or claim against Borrower, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, which change shall not have been disclosed by Borrower to Lender at or prior to the time of such execution.

(g) Other Indebtedness and Agreements.  Nonpayment by Borrower of any indebtedness owing by Borrower when due (or, if permitted by the terms of the applicable document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any indebtedness owing by Borrower when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

(h) Judgments.  If any judgment or judgments (other than any judgment for which it is fully insured) against Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 20 days.

(i) Guarantor Default.  Any Guaranty shall cease, for any reason, to be in effect without the prior consent of Lender, or any Guarantor or Borrower shall so assert in writing; or any Guarantor shall die or become incapacitated or incarcerated and Lender and Borrower, and, if necessary, an authorized representative of the Guarantor or the Guarantor’s estate, shall have failed to agree to a replacement guaranty, cash collateral or other arrangement satisfactory to Lender as an adequate substitution for the Guaranty of such Guarantor; or any Guarantor shall fail to perform or observe any covenant contained in the Guaranty to which such Guarantor is a party; or any representation, warranty or financial statement made or furnished by a Guarantor in connection with this Agreement or the applicable Guaranty shall prove to have been false in any material respect, or to have omitted any material contingent or unliquidated liability; or there shall occur with respect to any Guarantor any event described in Section 6.1(d) or (e) hereof.

(j) Challenge to Collateral Documents.  If any Obligor, directly or indirectly, shall challenge, or indicate their intention to challenge, the validity and binding effect of any provision of any of the Notes or the Collateral Documents or any of the Notes or the Collateral Documents shall for any reason (except to the extent permitted by their express terms) cease to be effective or cease to have the priority lien position required by the terms thereof or by this Agreement.

(k) Change of Ownership.  If there is a change of Control of Borrower or any Guarantor.

(l) Termination of Business.  Any Obligor terminates its business or ceases to operate as a going concern.

(m) Material Adverse Change.  There shall occur any event or condition in an Obligor’s business, operations or financial condition that has, or in Lender’s judgment, is likely to have, a Material Adverse Effect.

6.2 Effects of an Event of Default.

(a) Upon the happening of one or more Events of Default (except a default under either Section 6.1(d) or 6.1(e) hereof), Lender may declare any obligations it or any Lender Affiliate may have hereunder to be canceled and the principal of the Loans then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement without presentation, demand or further notice of any kind to Borrower.

(b) Upon the happening of one or more Events of Default under Section 6.1(d) or 6.1(e) hereof, Lender’s and Lender Affiliates’ obligations hereunder shall be cancelled immediately, automatically and without notice, and Loans then outstanding shall become immediately due and payable without presentation, demand or notice of any kind to Borrower.

6.3 Remedies.  Upon the occurrence and during the continuance of any Event of Default or upon any termination of this Agreement as a result of an Event of Default, then Lender and each Lender Affiliate shall have all of its rights under this Agreement or otherwise under law.  In addition to, and without limitation of, any rights of Lender and each Lender Affiliate under applicable law, if any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by Lender and each Lender Affiliate to or for the credit or account of Borrower may be offset and applied toward the payment of the indebtedness of Borrower to Lender and each Lender Affiliate.  Lender may, in its sole discretion, exercise alternately or cumulatively any of the remedies available hereunder or under any other document securing the indebtedness, or at law or equity.  The failure to exercise one or more of such remedies upon the happening of an Event of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default or any other Event of Default. Neither the acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, or any negotiation or discussion with Borrower, shall constitute a waiver of the right to exercise one or more of such remedies at that time or at any subsequent time or nullify any prior exercise of any remedy, except as and to the extent otherwise provided by law.

ARTICLE VII.  Expenses

Borrower shall reimburse Lender promptly upon request by Lender for all of its and each Lender Affiliate’s out-of-pocket expenses including, without limitation, reasonable counsel fees and expenses, filing fees and recording fees incurred in connection with this Agreement and with any indebtedness subject hereto, for any taxes which Lender or any Lender Affiliates may be required to pay in connection with the execution and delivery of this Agreement, any of the Notes or the Collateral Documents and any Guaranty, and for any expenses, including reasonable counsel fees and expenses, incident to the enforcement of any provision of this Agreement, the Guaranties, the Notes or the Collateral Documents.

ARTICLE VIII.   Other

8.1 Amendments and Waivers.  No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by written agreement subscribed by a duly authorized officer of Lender.

8.2 USA Patriot Act.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA Patriot Act.

8.3 General Provisions.  All notices and other communications required or permitted hereunder shall be in writing and will be effective upon receipt if delivered to Borrower or Lender at the address set forth in the first paragraph.  If this Agreement is executed by more than one Borrower, the obligations hereunder are joint and several.  The provisions hereof shall bind the successors and assigns of the parties; provided however, Borrower cannot assign its rights or obligations hereunder without the prior written consent of Lender.  The terms of this Agreement and any related agreements or other documents shall be cumulative (including any rights and remedies) except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

8.4 Entire Understanding. This Agreement and any Schedules hereto represent the entire understanding and agreement between the parties hereto and supersede all prior negotiations and writings between the parties, including specifically, but without limitation, the application for the Loan, any commitment letter and correspondence related thereto.

8.5 Governing Law; Jurisdiction.  This Agreement, the transaction described herein and the obligations of Lender and Borrower shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflict of laws.  Borrower and Lender, to the fullest extent permissible under applicable law, and for all purposes of this Agreement and the related loan documents, each hereby irrevocably submit to the non-exclusive jurisdiction of the state or federal courts sitting in the city where Lender’s banking office is located and irrevocably waive any objection to venue in any such court.

8.6 WAIVER OF TRIAL BY JURY.  BORROWER (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN, ANY ACTION OR OTHER LEGAL PROCEEDING, OF ANY NATURE RELATING TO (i) THIS AGREEMENT, ANY OF THE LOANS, ANY OF THE NOTES OR COLLATERAL DOCUMENTS, (ii) ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS OR (iii) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE NOTES OR COLLATERAL OR ANY OTHER COLLATERAL AND (b) CERTIFIES THAT (i) NEITHER LENDER, ANY LENDER AFFILIATE NOR ANY REPRESENTATIVE OF LENDER OR ANY LENDER AFFILIATE HAS REPRESENTED TO BORROWER THAT LENDER OR ANY LENDER AFFILIATE WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY BORROWER IN THIS SECTION 8.6, AND (ii) IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AS NECESSARY AND APPROPRIATE BY INDEPENDENT LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first set forth above.

Borrower:	WindTamer Corporation By: /s/ William A. Schmitz Name: William A. Schmitz Title: Chief Executive Officer

Lender:	FIRST NIAGARA BANK, N.A. By: /s/ Sheila M. Studebaker Sheila M. Studebaker, Vice President

SCHEDULE

This Schedule is a part of a Loan Agreement between FIRST NIAGARA BANK, N.A. and WindTamer Corporation (“Borrower”) dated as of April 26, 2010 (the “Agreement”).

1.	Collateral Documents (§ 1.1)

	A.	Borrower
Not Applicable

	B.	Guarantors or Other Creditors (§ 1.1)

Pledge Security Agreements of deposit accounts from Michael T. Hughes, William A. Schmitz, and Molly M. Hedges

2.	Guarantors or Subordinated Creditors and Amounts (§1.1)
	Name	Amount or Unlimited	Indicate Guarantor (“G”) or Subordinated Creditor (“S”)
	Michael T. Hughes	$850,000.00	Guarantor
	William A. Schmitz	$100,000.00	Guarantor
	Holly M. Hedges	$50,000.00	Guarantor

3.	Borrower Financial Statements (§3.1)
	Type	Delivery Date
	Annual audited financial statements and federal tax returns	Within 120 days of Fiscal Year End
	Quarterly internally prepared financial statements	Within 45 days of quarter end

4.	Guarantor Financial Reporting (§3.5)
	Type	Delivery Date
	Annual personal financial statements and federal tax returns	Within 120 days of Fiscal Year End

5.	Permitted Borrowings and Encumbrances (§4.1 and §4.2)
(a)
Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower inaccordance with GAAP;

(b)
Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP;

(c)	Pledges or deposits in the ordinary course of business made in connection with workmen’s compensation, unemployment insurance and other social security legislation;

(d) (e)
Deposits in the ordinary course of business to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; and

Liens or security interests in favor of Lender.

6.	Financial Covenants (§5.1)
Not Applicable

The undersigned have executed this Schedule as of the date of the Agreement.

Borrower:	WindTamer Corporation By: /s/ William A. Schmitz Name: William A. Schmitz Title: Chief Executive Officer

Lender:	FIRST NIAGARA BANK, N.A. By: /s/ Sheila M. Studebaker